Exhibit 99.1

For Immediate Release

Cephalon Net Sales Increase 9% and Net Cash from Operations

Surpasses $200 Million in the Third Quarter 2009

Adjusted Net Income Surpasses Guidance

NUVIGIL Launch Exceeds Expectations

Frazer, Pa. — October 27, 2009 — Cephalon, Inc. (Nasdaq: CEPH) today reported third quarter 2009 net sales of $535.2 million, a 9 percent increase compared to net sales of $489.7 million for the third quarter 2008.  Basic income per common share for the quarter was $1.38.  Excluding amortization expense and certain other items, basic adjusted income per common share for the quarter was $1.70, an increase of 25 percent over the comparable figure of $1.36 for the same period in 2008.  Adjusted net income for the third quarter of 2009 was $126.7 million, a 36 percent increase over the comparable $92.9 million for the third quarter of 2008.  This exceeded the company’s adjusted net income guidance range of $108 to $116 million.

Central nervous system (CNS) franchise net sales were $291.9 million during the quarter, a 7 percent increase compared to the same period last year.  Pain franchise reported net sales of $116.3 million, a 1 percent decrease versus third quarter 2008.  Oncology franchise net sales were $83.1 million, a 58 percent increase over the same period last year due to strong sales of TREANDA® (bendamustine hydrochloride) of $54.5 million.

During the quarter Cephalon recorded net cash provided by operating activities of $203.6 million bringing the year-to-date cash flow from operations to $517.1 million.

“The exceptional launch of NUVIGIL was the highlight of the quarter” said Frank Baldino, Jr., Ph.D., Chairman and CEO.  “In addition, we have assembled the deepest and most diverse pipeline in our history with a variety of small molecules and biologics being studied for pain, oncology, and inflammatory diseases.  We look forward to developing this diverse pipeline with the goal of creating important new medicines for patients.”

The company is updating its guidance for 2009.  Total net sales guidance is now $2.125-$2.175 billion. This includes CNS franchise net sales of $1.150-$1.170 billion, pain franchise net sales of $480-$500 million, oncology franchise net sales of $315-$335 million, and other product net sales of $160-$175 million. Full year R&D and SG&A expense guidance is now $400-$415 million and $800-$815 million, respectively.  Adjusted net income guidance remains unchanged at $457-$464 million.  Basic adjusted income per common share guidance also remains unchanged at $6.30-$6.40.

SOURCE:  Cephalon, Inc. • 41 Moores Road • Frazer, PA  19355 • (610) 344-0200 • Fax (610) 344-0065

Cephalon is introducing 2010 net sales guidance of $2.325 - $2.400 billion. This includes CNS franchise net sales of $1.180 — $1.220 billion, pain franchise net sales of $535 - $570 million, oncology franchise net sales of $400 - $430 million, and other product net sales of $200 - $220 million. R&D and SG&A guidance for 2010 are $470 - $490 million and $840 - $860 million, respectively.

The company also is introducing adjusted net income for 2010 of $495 - $510 million. This represents growth of approximately 9 percent over our 2009 guidance.  Cephalon is introducing 2010 adjusted net income per common share guidance of $6.50 - $6.70.

Basic adjusted income per common share for both the full-year 2009 and full-year 2010 is reconciled below and is subject to the assumptions set forth therein.  References in this press release to basic income per common share, basic adjusted income per common share, basic adjusted income per common share guidance, adjusted net income, adjusted net income guidance, adjusted net income per common share, adjusted net income per common share guidance refers to those metrics on an “attributable to Cephalon” basis and does not include any income or losses attributable to noncontrolling interests.

Cephalon’s management will discuss the company’s third quarter 2009 performance in a conference call with investors beginning at 5:00 p.m. U.S. EDT today.  To participate in the conference call, dial +1-785-830-1926 and refer to conference code number 8349052. Investors can listen to the call live by logging on to the company’s website at www.cephalon.com and clicking on “Investors” then “Webcast.”  The conference call will be archived and available to investors for one week after the call.

About Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and commercialization of many unique products in four core therapeutic areas: central nervous system, inflammatory diseases, pain and oncology. A member of the Fortune 1000 and the S&P 500 Index, Cephalon currently employs approximately 3,000 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota.

Cephalon has a growing presence in Europe, the Middle East and Africa.  The Cephalon European headquarters and pre-clinical development center are located in Maisons-Alfort, France, just outside of Paris.  Key business units are located in England, Ireland, France, Germany, Italy, Spain, the Netherlands for the Benelux countries, and Poland for Eastern and Central European countries.  Cephalon Europe markets more than 30 products in four areas: central nervous system, pain, primary care and oncology.

The company’s proprietary products in the United States include: AMRIX® (cyclobenzaprine hydrochloride extended-release capsules), TREANDA® for Injection,

2

FENTORA® (fentanyl buccal tablet) [C-II], PROVIGIL® (modafinil) Tablets [C-IV], TRISENOX® (arsenic trioxide) injection, GABITRIL® (tiagabine hydrochloride), NUVIGIL® (armodafinil) Tablets [C-IV] and ACTIQ® (oral transmucosal fentanyl citrate) [C-II].  The company also markets numerous products internationally. Full prescribing information on its U.S. products is available at http://www.cephalon.com or by calling 1-800-896-5855.

# # #

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs; development of potential pharmaceutical products; interpretation of clinical results; prospects for regulatory approval; manufacturing development and capabilities; market prospects for its products; net sales, adjusted net income and basic adjusted income per common share guidance for the full-year 2009 and full-year 2010 and SG&A and R&D guidance for the full-year 2009 and full-year 2010; and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

This press release and/or the financial results attached to this press release include “Adjusted Net Income,” “Basic Adjusted Income per Common Share,” “Adjusted Net Income Guidance,” “Basic Adjusted Income per Common Share Guidance,” and “Diluted Adjusted Income Per Common Share,” amounts that are considered “non-GAAP financial measures” under SEC rules. As required, we have provided reconciliations of these measures. Additional required information is located in the Form 8-K furnished to the SEC in connection with this press release.

Source: Cephalon, Inc.

Contacts:
Media:	Investors:
Sheryl Williams	Robert (Chip) Merritt
610-738-6493	610-738-6376
swilliam@cephalon.com	cmerritt@cephalon.com

3

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	As adjusted 2008*	2009	As adjusted 2008*
REVENUES:
Net sales	$535,223	$489,664	$1,588,610	$1,408,603
Other revenues	14,189	8,818	28,583	25,813
	549,412	498,482	1,617,193	1,434,416
COSTS AND EXPENSES:
Cost of sales	90,456	121,477	293,633	312,711
Research and development	99,157	88,325	304,266	250,169
Selling, general and administrative	194,068	222,948	618,314	631,832
Restructuring charges	1,062	1,497	3,944	6,973
Settlement reserve	—	7,450	—	7,450
Acquired in-process research and development	6,000	—	46,118	10,000
	390,743	441,697	1,266,275	1,219,135

INCOME FROM OPERATIONS	158,669	56,785	350,918	215,281

OTHER INCOME (EXPENSE):
Interest income	1,821	4,002	3,455	15,515
Interest expense	(26,495)	(19,013)	(63,213)	(62,080)
Other income (expense), net	3,775	(2,284)	42,418	1,488
	(20,899)	(17,295)	(17,340)	(45,077)

INCOME BEFORE INCOME TAXES	137,770	39,490	333,578	170,204

INCOME TAX EXPENSE (BENEFIT)	42,673	(66,108)	122,659	(17,727)

NET INCOME	95,097	105,598	210,919	187,931

NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST	7,625	—	35,150	—

NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$102,722	$105,598	$246,069	$187,931

BASIC INCOME PER COMMON SHARE ATTRIBUTABLE TO CEPHALON, INC.	$1.38	$1.55	$3.44	$2.77

DILUTED INCOME PER COMMON SHARE ATTRIBUTABLE TO CEPHALON, INC.	$1.31	$1.34	$3.17	$2.49

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING ATTRIBUTABLE TO CEPHALON, INC.	74,647	68,118	71,541	67,855

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION ATTRIBUTABLE TO CEPHALON, INC.	78,431	78,920	77,552	75,580

*As adjusted in accordance with the transition provisions of accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) and accounting for noncontrolling interests in consolidated financial statements.

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income to Adjusted Net Income Attributable to Cephalon, Inc.

(Unaudited)

	Three Months Ended September 30,
	2009		2008

GAAP NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$102,722		$105,598

Cost of sales adjustments	21,968	(1)	54,569	(1)
Research and development adjustments	1,318	(2)	259	(2)
Selling, general and administrative adjustments	635	(3)	27,169	(3)
Restructuring charges	1,062	(4)	1,497	(4)
Settlement reserve	—	(5)	7,450	(5)
Interest expense adjustment	16,959	(6)	13,932	(6)
Other (income) expense adjustment	(484	)(7)	—	(7)
In-process research and development adjustments	6,000	(8)	—	(8)
Income tax adjustment	(23,475	)(9)	(117,569	)(9)
	23,983		(12,693)

ADJUSTED NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$126,705		$92,905

BASIC ADJUSTED INCOME PER COMMON SHARE	$1.70		$1.36

DILUTED ADJUSTED INCOME PER COMMON SHARE	$1.62		$1.18

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	74,647		68,118

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	78,431		78,920

Notes to Reconciliation of GAAP Net Income to Adjusted Net Income

(1)   To exclude the on-going amortization of acquired intangible assets ($26.4M in 2009; $24.0M in 2008), accelerated depreciation related to restructuring ($5.0M in 2009; $4.5M in 2008) and the reserve for modafinil purchase commitments in excess of estimated requirements ($26.0M in 2008), offset by the gain recognized in connection with an agreement to reduce our excess modafinil purchase commitments ($9.5M in 2009).

(2)   To exclude accelerated depreciation related to restructuring ($0.3M in 2009 and 2008) and charges related to payment for research and development collaboration ($1.0M in 2009).

(3)   To exclude charges related to the acquisition of Arana Therapeutics Limited ($0.6M in 2009) and charges related to the estimated termination payments due to Takeda Pharmaceuticals North America, Inc. ($27.2M)..

(4)   To exclude costs related to the CIMA restructuring.

(5)   In 2008, to exclude charges related to the settlement of investigations by the Offices of the Attorney General of Connecticut and Massachusetts and estimated relator attorney fees.

(6)   In 2009, to exclude non-cash interest expense associated with our convertible debt ($17.0M in 2009; $10.2M in 2008) and accrued interest related to the agreement in principle reached with the U.S. Attorney's Office in Philadelphia ($3.7M in 2008).

(7)   In 2009, to exclude foreign exchange gains on Australian Dollar acquisition funds related to the acquisition of Arana Therapeutics Limited.

(8)   To exclude charges incurred in exchange for license rights to certain of XOMA Ltd.’s proprietary antibody library materials.

(9)   To reflect the tax effect of pre-tax adjustments at applicable tax rates and certain other tax adjustments primarily related to the tax benefits for the settlement with the U.S. Attorney's Office ($13.8M in 2009; $84.5M in 2008), for which the related expense was recorded in 2007 and for the states of Connecticut and Massachusetts, for which the related expense was recorded in the third quarter of 2008.

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income to Adjusted Net Income Attributable to Cephalon, Inc.

(Unaudited)

	Nine Months Ended September 30,
	2009		2008

GAAP NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$246,069		$187,931

Cost of sales adjustments	78,146	(1)	111,349	(1)
Research and development adjustments	4,404	(2)	8,013	(2)
Selling, general and administrative adjustments	14,379	(3)	30,124	(3)
Restructuring charges	3,944	(4)	6,973	(4)
Settlement reserve	—		7,450	(5)
Interest expense adjustment	40,459	(6)	47,633	(6)
Other (income) expense adjustment	(40,011	)(7)	—
In-process research and development adjustments	46,118	(8)	10,000	(8)
Adjustment to noncontrolling interest	(819	)(9)	—
Income tax adjustment	(54,192	)(10)	(156,513	)(10)
	92,428		65,029

ADJUSTED NET INCOME ATTRIBUTABLE TO CEPHALON, INC.	$338,497		$252,960

BASIC ADJUSTED INCOME PER COMMON SHARE	$4.73		$3.73

DILUTED ADJUSTED INCOME PER COMMON SHARE	$4.36		$3.35

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	71,541		67,855

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	77,552		75,580

Notes to Reconciliation of GAAP Net Income to Adjusted Net Income

(1)       To exclude the on-going amortization of acquired intangible assets ($70.6M in 2009; $77.0M in 2008)  and accelerated depreciation related to restructuring ($14.0M in 2009; $8.3M in 2008) and the reserve for modafinil purchase commitments in excess of estimated requirements ($3.0M in 2009; $26.0M in 2008), offset by the gain recognized in connection with an agreement to reduce our excess modafinil purchase commitments ($9.5M in 2009).

(2)       To exclude accelerated depreciation related to restructuring ($0.9M in 2009; $0.3M in 2008), charges related to payments for several research and development collaborations ($2.0M in 2009; $6.0M in 2008), charges related to our transaction with Arana Therapeutics Limited ($1.5M in 2009) and other charges ($1.8M in 2008) related to employee severance costs.

(3)       In 2009, to exclude charges related to the acquisition of Arana Therapeutics Limited ($7.8M) and charges related to our settlement with Takeda ($6.5M) which resolves our remaining contractual arrangements.  In 2008, to exclude charges related to employee severance costs ($3.0M) and charges related to the estimated termination payments due to Takeda Pharmaceuticals North America, Inc. ($27.2M).

(4)       To exclude costs related to the CIMA restructuring.

(5)       To exclude charges related to the settlement of investigations by the Offices of the Attorney General of Connecticut and Massachusetts and estimated relator attorney fees.

(6)       To exclude non-cash interest expense associated with our convertible debt ($40.5M in 2009; $36.3M in 2008) and accrued interest related to the agreement in principle reached with the U.S. Attorney’s Office in Philadelphia ($11.3M in 2008).

(7)       In 2009, to exclude the following gains and losses related to the acquisition of Arana Therapeutics Limited:

• $6.6M gain on pre-bid Arana holdings;

• $2.8M loss on contingent consideration (90% ownership incentive payment);

• $10.0M gain on the excess of net assets over consideration;

• $19.0M gains on foreign exchange derivative instruments;

• $5.6M foreign exchange gain on Australian Dollar acquisition funds; and

• $1.6M dividend income related to our initial purchase of Arana shares.

(8)       To exclude charges related to the deconsolidation of Acusphere ($9.3M), the acquisition of worldwide license rights related to LUPUZOR from ImmuPharma ($30.0M), license rights for bendamustine hydrochloride in China and Hong Kong ($0.8M) and license rights to certain of XOMA Ltd.’s proprietary antibody library materials ($6.0M) in 2009 and the license of Acusphere HDDS technology for use in oncology therapeutics in 2008.

(9)       In 2009 to exclude the portion of non-cash charges related to our acquisition of Arana Therapeutics Limited that are reflected in adjustments (7) above but do not affect net income because they are attributed to noncontrolling interests.

(10)     To reflect the tax effect of pre-tax adjustments at applicable tax rates and certain other tax adjustments primarily related to the tax benefits for the settlement with the U.S. Attorney’s Office ($13.8M in 2009; $84.5M in 2008), for which the related expense was recorded in 2007 and for the states of Connecticut and Massachusetts, for which the related expense was recorded in the third quarter of 2008.

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED SALES DETAIL

(In thousands)

(Unaudited)

	Three Months Ended September 30,						% Increase
	2009			2008			(Decrease)
	United States	Europe	Total	United States	Europe	Total	United States	Europe	Total
Net sales:
PROVIGIL	$241,301	$16,693	$257,994	$241,366	$17,793	$259,159	—%	(6)%	—%
NUVIGIL	20,991	—	20,991	—	—	—	—	—	—
GABITRIL	11,560	1,340	12,900	12,176	2,337	14,513	(5)	(43)	(11)
CNS	273,852	18,033	291,885	253,542	20,130	273,672	8	(10)	7

ACTIQ	19,578	13,663	33,241	21,392	14,401	35,793	(8)	(5)	(7)
Generic OTFC	19,332	—	19,332	19,569	—	19,569	(1)	—	(1)
FENTORA	35,779	1,201	36,980	41,330	—	41,330	(13)	—	(11)
AMRIX	26,703	—	26,703	20,512	—	20,512	30	—	30
Pain	101,392	14,864	116,256	102,803	14,401	117,204	(1)	3	(1)

TREANDA	54,532	—	54,532	24,551	—	24,551	122	—	122
Other	4,010	24,526	28,536	4,691	23,195	27,886	(15)	6	2
Oncology	58,542	24,526	83,068	29,242	23,195	52,437	100	6	58

Other	6,632	37,382	44,014	11,351	35,000	46,351	(42)	7	(5)

	$440,418	$94,805	$535,223	$396,938	$92,726	$489,664	11%	2%	9%

	Nine Months Ended September 30,						% Increase
	2009			2008			(Decrease)
	United States	Europe	Total	United States	Europe	Total	United States	Europe	Total
Net sales:
PROVIGIL	$726,313	$47,111	$773,424	$658,777	$48,428	$707,205	10%	(3)%	9%
NUVIGIL	37,777	—	37,777	—	—	—	—	—	—
GABITRIL	37,058	3,871	40,929	37,614	6,669	44,283	(1)	(42)	(8)
CNS	801,148	50,982	852,130	696,391	55,097	751,488	15	(7)	13

ACTIQ	71,148	38,122	109,270	96,960	40,734	137,694	(27)	(6)	(21)
Generic OTFC	66,834	—	66,834	75,845	—	75,845	(12)	—	(12)
FENTORA	99,686	2,438	102,124	116,637	—	116,637	(15)	—	(12)
AMRIX	83,807	—	83,807	47,399	—	47,399	77	—	77
Pain	321,475	40,560	362,035	336,841	40,734	377,575	(5)	—	(4)

TREANDA	160,549	—	160,549	38,932	—	38,932	312	—	312
Other	13,529	67,726	81,255	14,259	70,837	85,096	(5)	(4)	(5)
Oncology	174,078	67,726	241,804	53,191	70,837	124,028	227	(4)	95

Other	26,167	106,474	132,641	37,995	117,517	155,512	(31)	(9)	(15)

	$1,322,868	$265,742	$1,588,610	$1,124,418	$284,185	$1,408,603	18%	(6)%	13%

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	September 30, 2009	As adjusted December 31, 2008*
CURRENT ASSETS:
Cash and cash equivalents	$1,453,814	$524,459
Short term investments	131,403	—
Receivables, net	329,330	409,580
Inventory, net	240,349	117,297
Deferred tax assets, net	255,136	224,066
Other current assets	67,104	54,120
Total current assets	2,477,136	1,329,522

INVESTMENTS	17,333	8,081
PROPERTY AND EQUIPMENT, net	459,381	467,449
GOODWILL	570,417	445,332
INTANGIBLE ASSETS, net	1,080,791	607,332
DEFERRED TAX ASSETS, net	1,224	46,074
DEBT ISSUANCE COSTS	20,112	11,838
OTHER ASSETS	32,313	167,314
	$4,658,707	$3,082,942

CURRENT LIABILITIES:
Current portion of long-term debt, net	$810,081	$781,618
Accounts payable	94,982	87,079
Accrued expenses	408,752	304,415
Total current liabilities	1,313,815	1,173,112

LONG-TERM DEBT	357,555	3,692
DEFERRED TAX LIABILITIES, net	197,333	77,932
OTHER LIABILITIES	144,877	163,123
Total liabilities	2,013,580	1,417,859

REDEEMABLE EQUITY	217,861	248,403

EQUITY:
Cephalon Stockholders’ Equity
Common stock, $0.01 par value	776	717
Additional paid-in capital	2,505,552	2,095,324
Treasury stock, at cost	(201,734)	(201,705)
Accumulated deficit	(275,217)	(521,286)
Accumulated other comprehensive income	114,146	43,630
Total Cephalon stockholders’ equity	2,143,523	1,416,680
Noncontrolling Interest	283,743	—
Total equity	2,427,266	1,416,680
	$4,658,707	$3,082,942

*As adjusted in accordance with the transition provisions of accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) and accounting for noncontrolling interests in consolidated financial statements.

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2009	As adjusted 2008*
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$210,919	$187,931
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	136,403	128,772
Deferred income tax benefit	(40,182)	(22,761)
Stock-based compensation expense	36,710	32,543
Amortization of debt discount and debt issuance costs	41,273	36,383
Gain on foreign exchange contracts	(26,754)	—
Gain on acquisition of Arana	(10,008)	—
Loss on disposals of property and equipment	—	2,740
Impairment charges	—	1,164
Acquired in-process research and development from Acusphere deconsolidation	8,366	—
Shortfall tax benefits from stock-based compensation	(38)	(451)
Other	(5,041)	(396)
Changes in operating assets and liabilities:
Receivables	94,204	(74,258)
Inventory	(7,060)	(14,557)
Other assets	32,206	(99,008)
Accounts payable, accrued expenses and deferred revenues	89,192	34,526
Other liabilities	(43,059)	70,149
Net cash provided by operating activities	517,131	282,777

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(43,647)	(55,689)
Acquisition of intangible assets	—	(25,575)
Cash balance from consolidation of variable interest entity	52,563	—
Investment in Ception	(75,000)	—
Acquisition of Arana, net of cash acquired	(232,527)	—
Purchases of investments	(9,292)	(6,242)
Proceeds from foreign exchange contracts	26,754	—
Sales and maturities of available-for-sale investments	5,074	7,596
Net cash used for investing activities	(276,075)	(79,910)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	288,000	—
Proceeds from exercises of common stock options	6,701	37,185
Windfall tax benefits from stock-based compensation	1,259	4,592
Acquisition of treasury stock	(29)	(24)
Payments on and retirements of long-term debt	(11,246)	(216,093)
Net proceeds from issuance of convertible subordinated notes	484,719	—
Proceeds from sale of warrants	37,640	—
Purchase of convertible note hedge	(121,040)	—
Net cash provided by (used for) financing activities	686,004	(174,340)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	2,295	(601)

NET INCREASE IN CASH AND CASH EQUIVALENTS	929,355	27,926

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	524,459	818,669

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,453,814	$846,595

*As adjusted in accordance with the transition provisions of accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) and accounting for noncontrolling interests in consolidated financial statements.

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of Projected GAAP Basic Income per Common Share

to Basic Adjusted Income Per Common Share Guidance

(Unaudited)

	Twelve Months Ended December 31, 2009			Twelve Months Ended December 31, 2010

Projected GAAP basic income per common share	$4.69	—	$4.79	$4.95	—	$5.15

Amortization of current intangibles	$1.34	—	$1.34	$1.20	—	$1.20
Accelerated depreciation adjustment- CIMA	$0.09	—	$0.09	$0.08	—	$0.08
Accelerated depreciation adjustment- Mitry-Mory	$0.18	—	$0.18	$0.09	—	$0.09
Research and development adjustments	$0.05	—	$0.05	$—	—	$—
Selling, general and administrative adjustments	$0.20	—	$0.20	$—	—	$—
Cost of goods sold adjustments	$(0.09)	—	$(0.09)	$—	—	$—
Restructuring adjustments	$0.07	—	$0.07	$0.08	—	$0.08
Acquired in-process research and development adjustments	$0.64	—	$0.64	$—	—	$—
Other income (expense) adjustments	$(0.56)	—	$(0.56)	$—	—	$—
Interest expense adjustments	$0.80	—	$0.80	$0.86	—	$0.86

Tax effect of pre-tax adjustments at the applicable tax rates	$(1.11)	—	$(1.11)	$(0.76)	—	$(0.76)

Basic adjusted income per common share guidance	$6.30	—	$6.40	$6.50	—	$6.70

The company’s guidance is being issued based on certain assumptions including:

• Adjusted effective tax rate of approximately 34.0 percent in 2009 and 33.0 percent in 2010; and

• Weighted average number of common shares outstanding of 72.5 and 76.2 million shares for the twelve months ended December 31, 2009 and 2010, respectively.